UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2023

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-39946	30-0943453
(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Rd. Building 3 Billerica, MA	01862
(Address of principal executive offices)	(Zip Code)

(617) 896-5243

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on March 14, 2022, Agrify Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Lender”), pursuant to which, among other things, the Company agreed to issue and sell to the Lender, in a private placement transaction, in exchange for the payment by the Lender of $65,000,000, less applicable expenses as set forth in the Securities Purchase Agreement, a senior secured promissory note in an aggregate principal amount of $65,000,000 (the “March 2022 Note”). On August 18, 2022, the Company and the Lender entered into a Securities Exchange Agreement. Pursuant to that agreement, the Company made a payment to the Lender of approximately $35.2 million as a prepayment under the March 2022 Note and the Lender exchanged the remaining balance of the March 2022 Note for, among other things, a new senior secured note (the “August 2022 Note”) with an aggregate original principal amount of $35.0 million. As also previously reported, on March 8, 2023, the Company entered into a new Securities Exchange Agreement with the Lender. Pursuant to that agreement, the Company prepaid approximately $10.3 million in principal amount under the August 2022 Note and the Lender exchanged $10.0 in principal amount of the remaining balance of the August 2022 Note for a new senior secured convertible note with an original principal amount of $10.0 million.

On April 26, 2023, the Company entered into a letter agreement with the Lender (the “Letter Agreement”), pursuant to which the Company and the Lender agreed to exchange $2.0 million of the remaining outstanding principal amount under the August 2022 Note for 8,903,927 shares (the “Exchange Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”). To the extent that receipt of Exchange Shares would cause the Lender to beneficially own in excess of 4.99% of the Company’s Common Stock immediately after such exchange (the “Beneficial Ownership Limitation”), the Company will only issue that number of Exchange Shares to the Lender that would not cause the Lender to exceed the Beneficial Ownership Limitation, with the balance to be held in abeyance until such balance (or a portion thereof) may be issued in compliance with the Beneficial Ownership Limitation.

The closing under the Letter Agreement is expected to occur on or around May 1, 2023, subject to customary closing conditions.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Letter Agreement and the issuance of the Exchange Shares pursuant to its terms is incorporated herein by reference into this Item 3.02.

The Exchange Shares will be offered and sold to the Lender in a transaction exempt from registration under the Securities Act in reliance on Section 3(a)(9) thereof. The Lender represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Exchange Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Exchange Shares will not be registered under the Securities Act and the Exchange Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes, warrants or any other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement, dated as of April 26, 2023, by and between the Company and the investor listed therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AGRIFY CORPORATION

By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

Date: April 27, 2023

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